EXHIBIT 99.1

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Jennifer Jarman
The Blueshirt Group
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Synaptics Reports First Quarter Results
Santa Clara, CA – October 19, 2006 – Synaptics (Nasdaq: SYNA), a leading developer of interface solutions for mobile computing, communications, and entertainment devices, today reported financial results for the first fiscal quarter ended September 30, 2006. The Company’s GAAP results reflect the expensing of non-cash share-based compensation for all periods presented.
Net revenue for the first quarter of fiscal 2007 was $54.8 million, an increase of approximately 6% over $51.7 million for the first quarter of fiscal 2006. Net income for the first quarter of fiscal 2007 was $4.1 million, or $0.15 per diluted share, compared with net income of $5.5 million, or $0.20 per diluted share, for the first quarter of fiscal 2006. Net income excluding share-based compensation for the first quarter of fiscal 2007 was $6.4 million, or $0.23 per diluted share, compared with net income excluding share-based compensation of $8.1 million, or $0.29 per diluted share, for the first quarter of fiscal 2006.
“Revenue for the fiscal first quarter grew nearly 25% sequentially and was at the high end of our guidance range,” stated Francis Lee, President and Chief Executive Officer of Synaptics. “Our strong top line growth reflects general seasonality in our target markets and, in particular, strong demand within our core PC market based on the ramp of new designs integrating our multi-media oriented products. As anticipated, our product mix during the quarter resulted in lower gross margin, although still within our target range. We expect to see continued momentum into the holiday season and are anticipating record revenue in the December quarter.”
Russ Knittel, Synaptics’ Chief Financial Officer, added, “Based on our current visibility, which includes a 53% increase in our backlog to $43.9 million, we now expect sequential revenue growth in the fourteen week December quarter of 25% to 35%. This outlook is predicated on continued strong seasonal trends, with increased demand from both PC and non-PC applications. We expect revenue in the March quarter to approach September quarter levels, largely dependent on December quarter sell through and consumer demand relative to seasonal trends in the first calendar quarter. Finally, we are raising our outlook for fiscal 2007 revenue growth to a range of 25% to 30% over the prior year.”
Earnings Call Information
The Synaptics first quarter teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, October 19, 2006, during which the Company will provide forward-looking information. To participate on the live call, analysts and investors should dial 800-240-6709 at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the Company’s Web site at www.synaptics.com.
About Synaptics Incorporated
Synaptics is a leading developer of interface solutions for the mobile computing, communications, and entertainment industries. The company creates interface solutions for a variety of devices including notebook PCs, PC peripherals, digital music players, and mobile phones. The TouchPad(TM), Synaptics’ flagship product, is integrated into more than 50 percent of today’s notebook computers. Consumer electronics and computing manufacturers use Synaptics’ solutions to enrich the interaction between humans and intelligent devices through improved usability, functionality, and industrial design. The company is headquartered in Santa Clara, California. www.synaptics.com.
Use of Non-GAAP Financial Information
In evaluating our business, our management considers and uses net income excluding share-based compensation and net income per share excluding share-based compensation as a supplemental measure of operating performance. Net income excluding share-based compensation is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income. We present net income excluding share-based compensation because we consider it an important supplemental measure of our performance. We believe this measure facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of non-cash compensation charges. Net income excluding share-based compensation has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for our GAAP net income. The principal limitations of this measure are that it does not reflect our actual expenses and may thus have the effect of inflating our net income and net income per share. We address these limitations by relying primarily on our GAAP net income and using net income excluding share-based compensation only supplementally.
Forward-Looking Statements
This press release contains “forward-looking” statements about Synaptics, as that term is defined under the federal securities laws. Synaptics intends such forward-looking statements to be subject to the safe harbor created by those laws. Such forward-looking statements include, but are not limited to, statements regarding Synaptics’ anticipated revenue and revenue growth rates for the remainder of fiscal 2007, its beliefs regarding the markets it serves, its assessment of market demands and trends in target markets, and its assessment of consumer demands for various applications. Synaptics cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) demand for Synaptics’ products in the PC and portable digital entertainment markets, (b) market demand for OEMs’ products using Synaptics’ solutions, (c) changing market demand trends in the markets it serves, and consumer demand, and (d) other risks as identified from time to time in Synaptics’ SEC reports, including Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended June 30, 2006. All forward-looking statements are based on information available to Synaptics on the date hereof, and Synaptics assumes no obligation to update such statements.

SYNAPTICS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30,	June 30,
	2006	2006
Assets
Current assets:
Cash and cash equivalents	$51,796	$38,724
Short term investments	193,867	206,452

Total cash, cash equivalents, and short-term investments	245,663	245,176
Receivables, net of allowances of $222 and $189, respectively	41,813	34,034
Inventories	9,017	10,010
Prepaid expenses and other current assets	3,732	3,407

Total current assets	300,225	292,627

Property and equipment, net	16,099	16,038
Goodwill	1,927	1,927
Other assets	20,365	20,829

Total assets	$338,616	$331,421

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,152	$16,542
Accrued compensation	3,864	4,842
Income taxes payable	10,969	8,078
Other accrued liabilities	7,447	5,377
Note payable to a related party	1,500	—

Total current liabilities	39,932	34,839

Note payable to a related party	—	1,500
Convertible senior subordinated notes	125,000	125,000
Other liabilities	2,071	3,040

Commitments and contingencies

Stockholders’ equity:
Preferred stock;
$.001 par value; 10,000,000 shares authorized;
no shares issued and outstanding	—	—
Common stock;
$.001 par value; 60,000,000 shares authorized; 27,575,943
and 27,462,125 shares issued, respectively	28	27
Additional paid in capital	139,013	134,217
Less: 2,521,100 and 2,306,100 treasury shares, respectively, at cost	(44,611)	(39,999)
Deferred stock compensation	—	—
Retained earnings	77,388	73,261
Accumulated other comprehensive loss	(205)	(464)

Total stockholders’ equity	171,613	167,042

Total liabilities and stockholders’ equity	$338,616	$331,421

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30,
	2006	2005
Net revenue	$54,815	$51,725
Cost of revenue (1)	32,420	28,053

Gross margin	22,395	23,672
Operating expenses
Research and development (1)	9,188	8,289
Selling, general, and administrative (1)	7,801	6,728

Total operating expenses	16,989	15,017

Operating income	5,406	8,655
Interest income	2,539	1,551
Interest expense	(487)	(484)

Income before income taxes	7,458	9,722
Provision for income taxes (2)	3,331	4,210

Net income	$4,127	$5,512

Net income per share:
Basic	$0.16	$0.22

Diluted	$0.15	$0.20

Shares used in computing net income per share:
Basic	25,134	24,769

Diluted	29,253	29,036

(1) Includes share-based compensation charges of:

Cost of revenue	$147	$192
Research and development	1,035	1,292
Selling, general, and administrative	1,919	1,826

	$3,101	$3,310

(2) Includes tax benefit for share-based compensation charges of:
	$781	$690

Non-GAAP net income per share
Basic	$0.26	$0.33

Diluted	$0.23	$0.29

SYNAPTICS INCORPORATED
Computation of Basic and Diluted Net Income Per Share
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30,
	2006	2005
Numerator:
Basic net income	$4,127	$5,512
Interest expense and amortization of debt issuance costs on convertible notes (net of tax)	266	266

Diluted net income	$4,393	$5,778

Denominator:
Shares, basic	25,134	24,769
Effect of dilutive share-based awards	1,645	1,793
Effect of convertible notes	2,474	2,474

Shares, diluted	29,253	29,036

Net income per share:
Basic	$0.16	$0.22

Diluted	$0.15	$0.20

Computation of non-GAAP basic and diluted net income per share (unaudited):

Numerator:
Reported net income	$4,127	$5,512
Non-GAAP adjustments:
Share-based compensation, net of tax	2,320	2,620

Non-GAAP basic net income	6,447	8,132

Interest expense and amortization of debt issuance costs on convertible notes, net of tax	266	266

Non-GAAP diluted net income	$6,713	$8,398

Denominator:
Shares, basic	25,134	24,769
Effect of dilutive share-based awards	1,780	1,960
Effect of convertible notes	2,474	2,474

Shares, diluted	29,388	29,203

Non-GAAP net income per share:
Basic	$0.26	$0.33

Diluted	$0.23	$0.29